Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	For Financial Press	For Trade Press
	Ned Mavrommatis	Greg Smith
	Chief Financial Officer	VP Corp. Comm.
	ned@id-systems.com	gsmith@id-systems.com
Phone: 201-996-9000

I.D. Systems Strengthens Management Team

Hackensack, NJ, March 25, 2010—I.D. Systems, Inc. (Nasdaq: IDSY), a leading provider of wireless asset management solutions, today announced that it has reorganized its executive management team pursuant to its acquisition of the Asset Intelligence unit of General Electric Co. (GE), as announced on January 7, 2010.

“By acquiring the Asset Intelligence business from GE, we not only expanded the scope of assets our solutions address, broadened our customer base, and established a more stable recurring revenue stream, we also gained valuable management resources that we have now formally integrated into I.D. Systems’ executive team,” said Jeffrey Jagid, I.D. Systems’ Chairman and Chief Executive Officer.  “The collective management expertise of our new Asset Intelligence colleagues, who are long-time veterans of GE, adds unique strength and experience to our core leadership structure.”

I.D. Systems’ integrated executive team now includes:

•	Kenneth Ehrman and Ned Mavrommatis, continuing under Mr. Jagid in their roles as, respectively, I.D. Systems’ President and Chief Financial Officer;

•	Darryl Miller, 23-year GE veteran and former Chief Operating Officer of Asset Intelligence, as COO of I.D. Systems, responsible for corporate operations, marketing, and Asset Intelligence sales;

•	Michael Ehrman, former Executive Vice President of Engineering for I.D. Systems, as the company’s Chief Technology Officer, responsible for guiding corporate strategic technology development;

•
Raju Kakarlapudi, former Information Technology Leader of Asset Intelligence, as Chief Information Officer of I.D. Systems, responsible for development and support of end-user systems, data analytics, and business systems; and

•	Todd Felker, former Product Development & Marketing Leader of Asset Intelligence, as Executive Vice President of Marketing & Product Development for I.D. Systems.

“Together, our new executive team has already achieved significant synergies integrating the Asset Intelligence unit into I.D. Systems’ business—in sales, marketing, technology, and, especially, operations,” said Mr. Jagid.  “Our primary objective has been to streamline our combined workforces—we have made, and will continue to make, staff consolidations that will reduce our total employee count by more than 30%, from 121 to 83, by July 31, 2010.  We expect this and other cost management initiatives to reduce I.D. Systems’ consolidated annual operating expenses by an estimated $8 million.

“Our executive team remains committed to making I.D. Systems one of the world’s preeminent providers of wireless asset management technology, growing revenues, controlling costs, and ultimately delivering superior long-term shareholder value,” concluded Mr. Jagid.

About I.D. Systems:

Based in Hackensack, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo.  The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity.  For more information, visit www.id-systems.com.

“Safe Harbor” statement:

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with the acquisition.  The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems.  I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

#  #  #